UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2007
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26224 (Commission File Number)	51-0317849 (I.R.S. Employer Identification No.)
311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (609) 275-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On May 9, 2007, Integra LifeSciences Holdings Corporation issued a press release announcing financial results for the quarter ended March 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.
The information contained in Item 2.02 of this Current Report on Form 8-K (including the press release) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report on Form 8-K (including the press release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted net income and adjusted earnings per diluted share. Adjusted net income consists of net income excluding acquisition-related charges, facility consolidation, manufacturing transfer and system integration charges, certain employee termination and related costs, charges associated with discontinued or withdrawn product lines and income tax expense/benefit related to these adjustments. Adjusted earnings per diluted share is calculated by dividing adjusted net income for diluted earnings per share by diluted weighted average shares outstanding.
Integra believes that the presentation of adjusted net income and adjusted earnings per diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management uses non-GAAP financial measures in the form of adjusted net income and adjusted earnings per diluted share when evaluating operating performance because we believe that the inclusion or exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s acquisition and restructuring activities, provides a supplemental measure of our operating results that facilitates comparability of our operating performance from period to period, against our business model objectives, and against other companies in our industry. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our core business and the valuation of our Company.
Internally, adjusted net income and adjusted earnings per diluted share are significant measures used by management for purposes of:
•	supplementing the financial results and forecasts reported to the Company’s board of directors;
•	evaluating, managing and benchmarking the operating performance of the Company;
•	establishing internal operating budgets;
•	determining compensation under bonus or other incentive programs;
•	enhancing comparability from period to period;
•	comparing performance with internal forecasts and targeted business models; and
•	evaluating and valuing potential acquisition candidates.

Adjusted net income reflects net income adjusted for the following items:
•  Acquisition-related charges. Acquisition-related charges include in-process research and development charges, charges related to discontinued research and development projects for product technologies that were made redundant by an acquisition and inventory fair value purchase accounting adjustments. Inventory fair value purchase accounting adjustments consist of the increase to cost of goods sold that occur as a result of expensing the “step up” in the fair value of inventory that we purchased in connection with acquisitions as that inventory is sold during the financial period. Although recurring given the ongoing character of our acquisition program, these acquisition-related charges are not factored into the evaluation of our performance by management after completion of acquisitions because they are of a temporary nature, they are not related to our core operating performance and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions as well as the level of inventory on hand at the time of acquisition.
•  Facility consolidation, manufacturing transfer and system integration charges. These charges, which include employee termination and other costs associated with exit or disposal activities and costs associated with the worldwide implementation of a single enterprise resource planning system, result from rationalizing our existing manufacturing, distribution and administrative infrastructure. Many of these cost-saving and efficiency-driven activities are identified as opportunities in connection with acquisitions that provide the Company with additional capacity or economies of scale. Although recurring in nature given management’s ongoing review of the efficiency of our manufacturing, distribution and administrative facilities and operations, management excludes these items when evaluating the operating performance of the Company because the frequency and amount of such charges vary significantly based on the timing and magnitude of the Company’s rationalization activities and are, in some cases, dependent upon opportunities identified in acquisitions, which also vary in frequency and magnitude.
•  Employee termination and related costs. Employee termination and related costs consist of charges related to significant reductions in force that are not initiated in connection with facility consolidations or manufacturing transfers. Management excludes these items when evaluating Integra’s operating performance because these amounts do not affect our core operations and because of the infrequent and large-scale nature of these activities.
•  Charges associated with discontinued or withdrawn product lines. This represents a charge taken in connection with a product line that the Company discontinued and reductions and revenue and charges taken in connection with a product withdrawal. Management excludes this item when evaluating Integra’s operating performance because of the infrequent nature of this activity.
•  Income tax expense (benefit). Income tax expense is adjusted by the amount of additional tax expense or benefit that the Company estimates that it would record if it used non-GAAP results instead of GAAP results in the calculation of its tax provision. Such additional tax expense or benefit is calculated at the statutory rate applicable to jurisdictions in which such non-GAAP adjustments relate.
Adjusted net income and adjusted earnings per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Integra’s results as reported under GAAP. Integra expects to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from its adjusted net income should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on adjusted net income and adjusted earnings per diluted share are:
•  Integra periodically acquires other companies or businesses, and we expect to continue to incur acquisition-related expenses and charges in the future. These costs can directly impact the amount of the Company’s available funds or could include costs for aborted deals which may be significant and reduce GAAP net income.

•  Although the charges related to the restructuring of our operations and changes to our capital structure occur on a sporadic basis and the charges relating to the discontinued and withdrawn product line did not previously occur, they may recur in the future and they are, in many cases, cash charges that reduce our available cash. There is no assurance that we will not incur other similar charges and expenditures in the future.
•  All of the adjustments have been tax effected at Integra’s actual tax rates. Depending on the nature of the adjustments and the tax treatment of the underlying items, the effective tax rate related to adjusted net income could differ significantly from the effective tax rate related to GAAP income.
In the financial statements portion of its earnings press release for the first quarter of 2007, which is attached hereto as Exhibit 99.1, the Company has included a reconciliation of GAAP net income to adjusted net income and GAAP earnings per diluted share to adjusted earnings per diluted share used by management for the quarters ended March 31, 2007 and 2006. Also included are reconciliations for future periods.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued May 9, 2007 regarding earnings for the quarter ended March 31, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
Date: May 9, 2007	By:	/s/ Stuart M. Essig
Stuart M. Essig
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release issued May 9, 2007 regarding earnings for the quarter ended March 31, 2007